                                                                   Exhibit 10.18

                                   SUBLEASE

     This Sublease, dated January 25, 1999 and effective as of May 18, 1998, is entered into by and between Tularik Inc., a Delaware corporation ("Sublessor"), and AGY Therapeutics, Inc., a Delaware corporation ("Sublessee").

                                   Recitals

     A. Sublessor leases certain premises (the "Premises") consisting of approximately 66,127 rentable square feet of space located in that certain building located at One Corporate Drive (formerly Two Corporate Drive), South San Francisco, California (the "Building"). Sublessor is the tenant under that certain Build-To-Suit Lease dated the 20th day of April, 1995 (the "Master Lease") with Britannia Developments, Inc., a California corporation, as landlord ("Master Lessor"). An accurate and complete copy of the Master Lease is attached hereto as Exhibit A. Except as otherwise expressly provided herein, any capitalized terms herein without definition shall have the same meaning as they have in the Master Lease.

     B. Sublessor desires to sublease to Sublessee, and Sublessee desires to Sublease from Sublessor, the Initial Subleased Premises during the Initial Term and the Subsequent Subleased Premises during the Subsequent Term, as more particularly described herein, pursuant to the terms and provisions hereof.

     Now, Therefore, in consideration of the covenants and conditions contained herein, Sublessor and Sublessee agree as follows:

                                   Agreement

     1. Term. The term of this Sublease (the "Term") shall commence on May 18, 1998 (the "Commencement Date") and shall expire, unless sooner terminated or extended pursuant to the further provisions hereof, at 11:59 p.m. on June 17, 2000, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. The initial term of this Sublease (the "Initial Term") shall commence on the Commencement Date and shall expire at 11:59 p.m. on the date on which Sublessor occupies the building that will become Two Corporate Drive that is being constructed immediately adjacent to the Building. The balance of the Term following the Initial Term is herein referred to as the "Subsequent Term."

     2. Subleased Premises. During the Initial Term, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth herein, approximately one thousand (1,000) square feet of the Premises at the Building, as more particularly described on Exhibit B-1 hereto and made a part hereof (the "Initial Subleased Premises"). During the Subsequent Term, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth herein, approximately five thousand four hundred and one (5,401) square feet of the Premises at the Building in addition to the Initial Subleased Premises for a total of approximately six thousand four hundred and one (6,401) square feet as more particularly described on Exhibit B-2 hereto and made a part hereof (the "Subsequent Subleased Premises") (the Initial Subleased Premises and the Subsequent Subleased Premises, collectively, the "Subleased Premises").

     3. Rent. (a) The common stock purchased by Sublessor pursuant to the Common Stock Purchase Agreement executed on even date herewith shall constitute rent in full for six thousand (6,000) square feet of the Subleased Premises during the Term. Notwithstanding anything to the contrary contained in the Master Lease relating to Rent, Sublessee shall pay to Sublessor fixed monthly rent ("Rent") as provided below. Commencing on January 18, 1999 and continuing thereafter on the first day of each successive month during the Term, Sublessee shall pay to Sublessor as monthly Rent for the remaining four hundred and one
(401) square feet of the Subleased Premises, the sum of one thousand four hundred sixty-three dollars and sixty-five cents ($1,463.65). If the term of this Sublease commences on a day other than the first day of a calendar month or if the term of this Sublease terminates on a day other than the first day of a calendar month, the Rent for such first or last month of the term of the Sublease, as the case may be, shall be prorated based on the number of days the term of this Sublease is in effect during such month.

     (b) It is the intent of the parties that the Rent and common stock described in subparagraph (a) above shall constitute rent in full for the Sublease Premises and Sublessee shall have no obligation to pay any additional rent or other charges with respect to the Subleased Premises, including but not limited to insurance, taxes, janitorial, maintenance and utilities, but excluding actual telephone and internet access charges. Sublessor shall be responsible for the payment of property taxes, property insurance (Building only), common area maintenance, janitorial (excluding lab benches in the Subleased Premises), HVAC (unless such services are requested by Sublessee during times when such services are not required by Sublessor), utilities on the Premises, property dues, elevator maintenance, sprinklers, security, garbage, pest control, earthquake insurance, water treatment, HVAC maintenance, landscaping and parking lot maintenance. Except as provided in Section 6 below, Sublessor shall not be responsible for any other services required by Sublessee. Additional usage or other services required by Sublessee will be billed to Sublessee at Sublessor's fully-burdened cost for such usage or service.

     (c) Rent shall be payable to Sublessor, in advance, in lawful money of the United States, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.

     (d) In the event of any casualty or condemnation affecting the Subleased Premises, Rent payable by Sublessee shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Subleased Premises or any portion thereof. In the event of the termination of Sublessor's interest as "Tenant" under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor or Sublessee.

     (e) Anything in this Sublease to the contrary notwithstanding, Sublessee shall be liable for and shall pay at least ten (10) days prior to delinquency all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances or improvements placed by or on behalf of Sublessee in, about, upon or in connection with the Subleased Premises.

     4. Condition of the Subleased Premises/Improvements. Sublessee has inspected the Subleased Premises and agrees to accept the Subleased Premises "as is, where is," with all faults, without any obligation on the part of Sublessor to modify, improve or otherwise prepare the Subleased Premises for Sublessee's occupancy; provided, however, that Sublessor shall consult with Sublessee on the
           --------  -------
design of the Subsequent Sublease Premises; provided further that Sublessee
                                            -------- -------
shall obtain any consents required under the Master Lease with respect to such design. Sublessor has made no representations or warranties of any kind or nature whatsoever respecting the Subleased Premises, their condition or suitability for Sublessee's use.

     5. Use. Sublessee may use the Subleased Premises for any use permitted under the Master Lease and for no other purpose without the approval of the Master Lessor and Sublessor.

     6. Share Access/Facilities. Sublessee acknowledges that the Premises contains certain facilities, including: (a) the cafeteria; (b) front lobby area;
(c) switchboard and operator; (d) a periodical and monograph library; (e) general lab equipment (reverse osmosis water system, ice machine, x-ray processor, scintillation counter (used), centrifuge (Sorvall), electroporator, phosphoimager, large format (used)); (f) cell culture facility (Laminar flow safety cabinet, tissue culture incubator, cell centrifuge, Inverted microscope);
(g) radwaste facility; and (h) media prep facility/services; (singly and/or collectively, the "Shared Facilities") that were installed when the Premises were wholly occupied by one tenant.

     Sublessor has agreed to provide access to and use of the Shared Facilities as may be reasonably required by Sublessee, its employees, agents and invitees for the conduct of its business at the Subleased Premises. Sublessor has agreed to provide to Sublessee access to the Animal Facility of Sublessor ("Animal Facility") during the Term as follows: (i) Sublessee shall be entitled to holding space for up to thirty (30) rodents; and (ii) up to two employees of Sublessee may have access to such thirty (30) rodents as required by protocols approved by Sublessor. In addition, Sublessor shall discuss in good faith with Sublessee the possibility that access to the Animal Facility provided to Sublessee will be increased during the Subsequent Term to the extent that Sublessor determines, in its sole discretion, that there is excess capacity in the Animal Facility available for use by Sublessee. Sublessor agrees to provide to Sublessee access to the Shared Facilities and to the Animal Facility as set forth above at no charge to Sublessee. In order to allow Sublessee access as reasonably necessary for such purposes but at the same time protect each party's privacy, security, confidentiality and proprietary information, Sublessee agrees as follows:

     (a) Sublessee shall only allow access to the Shared Facilities to its employees, agents, independent contractors and invitees or other persons whose access is provided via a key or other security device acceptable to Sublessor. Sublessee shall allow access to the Animal Facility to an employee of Sublessee in accordance with the foregoing paragraph only.

     (b) Sublessee will not allow any agent, independent contractor or other person access from the Shared Facilities to any other portion of the Premises without an escort by an employee of Sublessee.

     (c) Sublessee acknowledges and agrees that the operation and use of the Shared Facilities and Animal Facility may require that Sublessee apply for and receive licenses and/or permits from various federal, state and local governments. To the extent that Sublessee shall not receive such licenses and/or permits in the name of Sublessee, Sublessee covenants and agrees that Sublessee's operation and use of such Shared Facilities and Animal Facility shall be subject in all respects to compliance with any and all licenses and/or permits that Sublessor has received respecting such Shared Facilities and Animal Facility. In the event of any disagreement concerning the interpretation of such licenses and/or permits, the determination of the employee of Sublessor charged with ensuring compliance with such licenses and/or permits shall be controlling. Sublessee shall provide to Sublessor copies of any such licenses and/or permits to the extent applicable to the Shared Facilities and Animal Facility.

     Sublessor agrees to provide to Sublessee access to Sublessor's document retrieval services at Sublessor's cost for such services.

     7. Master Lease. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease. Except for payments of Rent (which payments shall be made by Sublessor) and except for those provisions of the Master Lease excluded by Paragraph 8 below and those provisions of the Master Lease that are inconsistent with this Sublease, Sublessee hereby assumes and agrees to perform, during the term of this Sublease, all of Sublessor's obligations under the Master Lease to the extent such obligations are applicable to the Subleased Premises pursuant to this Sublease.

     8.   Incorporation of Master Lease.

          (a) Except as otherwise provided herein, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, the Sublessor being substituted for the "Landlord" in the Master Lease, the Sublessee being substituted for the "Tenant" in the Master Lease, and this Sublease being substituted for the "Lease" in the Master Lease. The parties specifically agree that any provisions relating to any construction obligations of "Landlord" under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted. Sublessor shall not be liable to Sublessee for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by Sublessee of its obligations hereunder. Notwithstanding anything in the Master Lease to the contrary, the liability of Sublessor for its obligations under this Sublease is limited solely to Sublessor's interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublessor or against Sublessor's stockholders, directors, officers or partners on account of any of Sublessor's obligations or actions under this Sublease.

          (b) Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessor arising out of, from or in connection with (i) the use or occupancy of the Subleased Premises by Sublessee, (ii) any breach or default by Sublessee under this Sublease, or (iii) the failure of Sublessee to perform any obligation under the terms and provisions of the Master Lease assumed by Sublessee hereunder or required to be performed by Sublessee as provided herein, from and after the Commencement Date of this Sublease.

          (c) Sublessor hereby agrees to indemnify and hold harmless Sublessee from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Sublessee arising out of, from or in connection with (i) Sublessor's breach or default of any provision of this Sublease or any provisions of the Master Lease not assumed by Sublessee hereunder, or (ii) acts or omissions of Sublessor under the Master Lease in connection with the Subleased Premises prior to the Commencement Date of this Sublease.

          (d) Within thirty (30) days after (i) full execution and delivery of this Sublease, and (ii) Master Lessor's consent to this Sublease has been obtained, Sublessee shall deliver to Sublessor a certificate of insurance evidencing that Sublessor and Master Lessor are named as additional insured on the policy of liability insurance Sublessee shall maintain respecting the Subleased Premises in the amount of $1,000,000.

          (e) Sublessee shall not, without the prior written consent of Sublessor and Master Lessor, assign or sublease the Sublease Premises.

     9.   Sublessor's Obligations.

     (a) Provided Sublessee is not in default under the terms of this Sublease, Sublessor agrees to make timely payments of the Rent due under the Master Lease to the end that the Master Lease shall not be terminated due to the default of Sublessor.

     (b) To the extent that the provision of any services or the performance of any maintenance or any other act (collectively "Master Lessor Obligations") is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor under the Master Lease to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor should fail to perform the same, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease, unless such failure is the result of an event of default on the part of Sublessor under this Sublease, the Master Lease, or both. It is expressly understood that Sublessor does not assume Master Lessor Obligations and that the services and repairs which are incorporated herein by reference, including but not limited to the furnishing of elevators, utilities, cleaning, janitorial or other services or maintenance, restoration (following casualty or destruction), or repairs to the Building, Premises and/or Subleased Premises will in fact be furnished by Master Lessor and not Sublessor, except to the extent otherwise provided herein.

     (c) Except as provided in this Section 9, Sublessor shall have no other obligations to Sublessee with respect to the Subleased Premises or the performance of the Master Lessor Obligations.

     10. Assignment and Subletting. Sublessor shall not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, this Sublease or any interest therein, or permit the use or occupancy of the Subleased Premises by any other person other than Sublessee. Any assignment, further subletting, occupancy or use without the prior consent of Sublessor shall, at the option of Sublessor, terminate this Sublease.

     11. Early Termination of Master Lease. If, without the fault of Sublessor or Sublessee, the Master Lease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the Master Lease grants Sublessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     12. Consent of Master Lessor. If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, making any alterations or entering into a further sublease or assignment of this Sublease, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf, unless Sublessor agrees that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required.

     13. Surrender of Subleased Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Sublessee shall surrender the Subleased Premises to Sublessor broom-clean and in the same condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Sublessor may require Sublessee to remove any alterations, additions and improvements (whether or not made with Sublessor's consent), prior to the termination of the Sublease and to restore the Subleased Premises to its prior condition, normal wear and tear excepted, repairing all damage caused by or related to any such removal, all at Sublessee's expense.

     14. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; provided, however, that Master Lessor shall be entitled to the benefit of Sublessee's assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 9 above.

     15. Time of Essence. It is expressly understood and agreed that time is of the essence with respect to each and every provision of this Sublease.

     16. Attorneys' Fees. If any action or proceeding at law or in equity shall be brought to enforce or interpret any of the provisions of this Sublease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in connection with the prosecution or defense of such action or proceeding.

     17. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Sublessor or Sublessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Sublessor or Sublessee.

     18. Approval of Master Lessor. This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written approval of Master Lessor thereto. Upon receipt of such approval, this Sublease shall be effective as of the date first written above.

     Executed as of the date first written above.

"Sublessor"                                  "Sublessee"

Tularik Inc.                                 AGY Therapeutics, Inc.
a Delaware corporation                       a Delaware corporation


By:  /s/ John P. McLaughlin                  By:
    -----------------------------                -----------------------------

Title:                                       Title:
       --------------------------                   --------------------------

                           Consent Of Master Lessor

     Britannia Developments, Inc., "Master Lessor" under the Master Lease identified in that certain Sublease dated for reference purposes, May 18, 1998 to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublessor, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Lessor's consent to any further subletting or assignment.

Master Lessor:

Britannia Developments, Inc.

By:  /s/ [ILLEGIBLE]
    ---------------------------

Name:
      -------------------------

Title:  Director, Facilities
       ------------------------

Date:
      -------------------------

                                   Exhibit A

                                [Master Lease]

                                  Exhibit B-1

                         [Initial Subleased Premises]

See attached, plus two carrels in the Sublessor's library.

                                  Exhibit B-2

                        [Subsequent Subleased Premises]